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                                                                EXHIBIT 21

                                 NEWCOR, INC.
                       Exhibit 21 to Report on Form S-4
                    List of Subsidiaries of the Registrant




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                                                 Jurisdiction                                    Percentage of
                                                      of                                     Outstanding Securities
Name of Subsidiary                              Incorporation                                   Owned by Parent
ENC Corp.                                         Michigan                                              100%
Newcor Foreign Sales Corporation                  Michigan                                              100%
Newcor M-T-L, Inc.                                Michigan                                              100%
Plastronics Plus, Inc.                            Wisconsin                                             100%
Rochester Gear, Inc.                              Michigan                                              100%
Deco International, Inc.                          Michigan                                              100%
Deco Technologies, Inc.                           Michigan                                              100%
Grand Machining Company                           Michigan                                              100%
Turn-Matic, Inc.                                  Michigan                                              100%
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